Exhibit 99.1

[LOGO for State of New York,
Office of the State Comptroller]

STATE OF NEW YORK OFFICE OF THE STATE COMPTROLLER
ALAN G. HEVESI COMPTROLLER	110 STATE STREET ALBANY, NEW YORK 12236	ALAN P. LEBOWITZ GENERAL COUNSEL Tel: 518-474-3444 Fax: 518-473-9104

CONFIDENTIAL COMMUNICATION AND SUBJECT TO F.R.E. 408

January 11, 2005

Ivan D. Meyerson, Esq.
Executive Vice President and General Counsel
McKesson Corporation
One Post Street, 34th Floor
San Francisco, CA 94104-5296

RE:	In re McKesson HBOC. Inc. Securities Litigation

Dear Mr. Meyerson:

     This letter agreement (the “Letter Agreement”) sets forth the agreement between Lead Plaintiff, on its own behalf and on behalf of the Settlement Class, on the one hand, and Defendants McKesson and HBOC, on the other hand (collectively, the “Parties”), to settle the Litigation on the terms set forth in the Stipulation of Settlement attached hereto as Annex A (the “Stipulation of Settlement”). All capitalized terms in this letter are used herein as they are defined in the attached Stipulation of Settlement.

     Upon your execution and delivery to me of a counterpart to this Letter Agreement, this Letter Agreement shall become a legally binding agreement, enforceable against each of the Parties in accordance with its terms. Each of the Parties represents to the other that it is duly authorized to execute, deliver and perform its obligations under this Letter Agreement. If neither you nor any other duly authorized representative of McKesson has executed and delivered to me or Lead Counsel by facsimile or other means a counterpart of this Letter Agreement by

January 11, 2005

5:00 p.m. PST on January 12, 2005, my agreement to this Letter Agreement shall be void and non-binding.

     As soon as practicable following the execution of this Letter Agreement, but in any event by no later than February 2, 2005, Lead Plaintiff and its counsel shall provide for McKesson’s review Exhibits A, B, C, D. E and F to the Stipulation of Settlement. McKesson’s review of such Exhibits shall be solely for factual accuracy and consistency with the Stipulation of Settlement. McKesson shall complete its review-of such Exhibits as soon as practicable following receipt of them from counsel to Lead Plaintiff, but in any event no later than five business days following receipt. The Parties agree to execute the Stipulation of Settlement with the finalized exhibits and submit it to the Court as soon as practicable but in any event no later than February 11, 2005.

     Lead Plaintiff and McKesson agree to apply jointly to the Court promptly after execution of this Letter Agreement for severance of the claims against McKesson, HBOC, and the Individual Defendants from the claims against Arthur Andersen and Bear Steams, and for a stay and adjournment of all deadlines for such severed claims for eight months. The Parties agree that if, at the expiration of the eight-month period, the Settlement still has not received Final Approval, as defined above, that the parties will jointly apply for a further stay and adjournment. In the event the Settlement is not approved by the Court or is terminated, the Settling Parties may take additional discovery in this Litigation. The Settling Parties further agree, within 5 days of notice of termination of the Settlement, to jointly request a case management conference.

     Lead Plaintiff and McKesson each contemplate making a public announcement of the proposed Settlement promptly after informing the Court of the execution of this Letter Agreement. Lead Plaintiff will make its announcement at any time after McKesson has publicly announced the Settlement, whether through a filing with any government agency or by disclosing news of the Settlement through any other means. McKesson shall inform Lead Plaintiff of the date and time it intends to make an announcement of the Settlement and will confirm when the announcement has been made. Nothing contained in this Letter Agreement or the attached Stipulation of Settlement shall be construed to impair, inhibit or restrict McKesson from making any filings or announcements that it believes are required by the securities laws or any other laws, including but not limited to any filings or announcements regarding the subject matter of this Letter Agreement or the attached Stipulation of Settlement.

     This Letter Agreement and the rights of the Parties under it shall be governed by and construed in accordance with the laws of the State of California,

January 11, 2005

without regard to that State’s rules regarding conflict of laws, to the extent that federal law does not apply.

     This letter agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

Lead Plaintiff the New York State Common Retirement Fund
By:	/s/ Alan P. Lebowitz
Alan P. Lebowitz, Esq.

General Counsel to the Comptrol1er of the State of New York, the Sole Trustee of the New York State Common Retirement Fund.

Accepted and Agreed to:

McKesson Corporation

By:	/s/ Ivan D. Meyerson, Esq
Ivan D. Meyerson, Esq.

Executive Vice President and General Counsel
McKesson Corporation

Annex A

Confidential Communication and Subject to Fed. R. Evid. 408

[SEE SIGNATURE BLOCK FOR COUNSEL]

UNITED STATES DISTRICT COURT

NORTHERN DISTRICT OF CALIFORNIA

SAN JOSE DIVISION

In re McKESSON HBOC, INC.	Master File No. 99-CV-20743 RMW (PVT)
SECURITIES LITIGATION	And Related Cases

CLASS ACTION

Date: N/A
This Document Relates To:	Time: N/A
Place: Courtroom 6, Fourth Floor
ALL ACTIONS.	Judge: The Honorable Ronald M. Whyte

STIPULATION AND AGREEMENT OF SETTLEMENT BETWEEN
LEAD PLAINTIFF AND DEFENDANTS McKESSON HBOC, INC. AND HBO & CO.

STIPULATION AND AGREEMENT OF SETTLEMENT BETWEEN LEAD
PLAINTIFF AND DEFENDANTS McKESSON HBOC, INC. AND HBO & CO.
Master File No. 99-CV-20743 RMW (PVT)

Confidential Communication and Subject to Fed. R. Evid. 408

     This Stipulation and Agreement of Settlement (the “Stipulation”) is entered into between (i) the New York State Common Retirement Fund, Lead Plaintiff in this action, and the Settlement Class (as defined below in ¶1(bb)) and (ii) defendants McKesson HBOC, Inc. (now known as McKesson Corporation) (“McKesson”) and HBO & Company (now known as McKesson Information Solutions LLC) (“HBOC”), by and through their undersigned attorneys. This Stipulation is intended by the Lead Plaintiff, McKesson and HBOC (the “Settling Parties,” as defined below in ¶1(ff)) to fully and finally compromise, resolve, discharge and settle the Released Claims, as defined herein, subject to the terms and conditions set forth below:

     WHEREAS:

The Litigation

     A. On April 28, 1999 and thereafter, 54 class actions were filed in the United States District Court for the Northern District of California by and on behalf of persons who purchased or otherwise acquired publicly-traded securities of McKesson or HBOC or who held McKesson shares on November 27, 1998 and continued to hold shares through January 12, 1999. The case numbers are as follows: C-99-20547-RMW; C-99-20555-RMW; C-99-20601-RMW; C-99-20628-RMW; C-99-20743-RMW; C-99-20744-RMW; C-99-20745-RMW; C-99-20746-RMW; C-99-20747-RMW; C-99-20748-RMW;C-99-20749-RMW; C-99-20750-RMW; C-99-20751-RMW; C-99-20752-RMW; C-99-20753-RMW; C-99-20754 RMW; C-99-20755-RMW; C-99-20756-RMW; C-99-20757-RMW; C-99-20758-RMW; C-99-20759-RMW; C-99-20760-RMW; C-99-20761-RMW; C-99-20762-RMW; C-99-20763-RMW;C-99-20764-RMW; C-99-20765-RMW; C-99-20766-RMW; C-99-20767-RMW; C-99-20768-RMW; C-99-20769-RMW; C-99-20770-RMW; C-99-20771-RMW; C-99-20772-RMW; C-99-20773-RMW;C-99-20774-RMW; C-99-20775-RMW; C-99-20776-RMW; C-99-20777-RMW; C-99-20778-RMW; C-99-20779-RMW; C-99-20780-RMW; C-99-20781-RMW; C-99-20782-RMW; C-99-20912-RMW;C-99-20913-RMW; C-99-20914-RMW; C-99-20915-RMW; C-99-20968-RMW; C-99-20969-RMW; C-99-21033-RMW; C-99-21034-RMW; C-99-21063.

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Master File No. 99-CV-20743 RMW (PVT)

Confidential Communication and Subject to Fed. R. Evid. 408

     B. On November 2, 1999, the Court consolidated these actions pursuant to Fed. R. Civ. P. 42(a), and on December 22, 1999, the Court consolidated Civil Action 99-21192-RMW with the above-consolidated actions.

     C. On December 22, 1999, the Court appointed the New York State Common Retirement Fund as Lead Plaintiff for the consolidated actions under Master File No. 99-CV-20743 RMW (PVT). The Court appointed the law firms of Bernstein Litowitz Berger & Grossmann LLP and Barrack, Rodos & Bacine (together, “Lead Counsel”) as Lead Counsel for Lead Plaintiff and the putative class.

     D. On February 15, 2002, Lead Plaintiff filed the operative complaint, the Third Amended and Consolidated Class Action Complaint (the “Complaint”). The Complaint alleges that beginning in 1997, HBOC’s financial statements were overstated in a scheme to artifically inflate the value of HBOC’s securities; that McKesson negligently made false and misleading statements in the joint proxy statement soliciting shareholder approval for the merger with HBOC; and that McKesson’s financial statements were overstated after the merger with HBOC. The Complaint charges McKesson, HBOC and additional defendants with violations of §§ 10(b), 14(a), and 20(a) of the Securities Exchange Act of 1934 and Rules 10b-5 and 14a-9 promulgated thereunder by the Securities and Exchange Commission.

     E. On April 5, 2002, certain defendants moved to dismiss the Complaint. Lead Plaintiff opposed all such motions and filed memoranda supporting its opposition. On January 6, 2003, the Court issued orders granting in part and denying in part the defendants’ motions. As to McKesson and HBOC, the Court sustained claims against McKesson for alleged violations of §14(a) and Rule 14a-9 promulgated thereunder and for alleged violations of §§10(b) and 20(a) and Rule 10b-5 for the post-merger period. The Court sustained claims against HBOC for violations of §10(b) and Rule 10b-5. On March 7, 2003, McKesson, HBOC and the remaining defendants served their Answers.

     F. As of January 12, 2005, no class has been certified. On November 21, 2003, Lead Plaintiff filed a motion and supporting memoranda to certify the Litigation as a class action and proposed that the Court appoint it, the City of Miami Beach General Employees

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Retirement Trust (“Miami Beach”), and Donald Chiert as class representatives. The motion is sub judice after full briefing and a hearing before the Court on March 12, 2004.

     G. Lead Counsel, assisted by other law firms approved by Lead Plaintiff, conducted an extensive investigation relating to the allegations of wrongdoing pertaining to each defendant, including McKesson and HBOC; the alleged damages suffered by the Settlement Class; and the defenses asserted by the defendants. As part of this investigation, Lead Counsel propounded document requests upon defendants and non-parties and reviewed approximately two million pages of documents produced by McKesson, HBOC, Bear Stearns & Co (“Bear Stearns”), and other defendants and numerous non-parties. Lead Counsel further reviewed and analyzed documents produced by defendant Arthur Andersen LLP (“Arthur Andersen”) and non-party Deloitte & Touche LLP relating to their audits and review engagements of McKesson and HBOC.

     H. Through discovery and investigation, Lead Counsel have inquired into pertinent facts by taking depositions and conducting interviews. As of January 12, 2005, Lead Counsel had conducted 34 depositions of witnesses with relevant knowledge starting in September 2003, including 20 witnesses currently or formerly associated with McKesson or HBOC. Lead Counsel had also consulted extensively with experts retained to review and advise on the issues germane to Lead Plaintiff’s claims against McKesson, HBOC and other defendants, including the damages that Lead Plaintiff would seek to prove at trial of the case. Lead Plaintiff further engaged the services of an investment banking expert concerning issues related to potential settlement of the case against McKesson and HBOC.

     I. The Settlement resulted from extensive negotiations between Lead Plaintiff and McKesson and HBOC. The process included an arms-length settlement mediation supervised by the Hon. Edward Infante (Ret.), commencing with a two-day session in San Francisco on October 9 and 10, 2003 and continued telephonically thereafter until the parties reached an impasse, and the mediation was suspended while litigation continued. Ultimately, the mediation resumed on July 9 and 10, 2004. On January 12, 2005 the terms of the Settlement were reached.

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     J. Lead Plaintiff and Lead Counsel believe that the investigation described above provides an adequate and satisfactory basis for the settlement described herein.

Benefits of the Settlement to the Settlement Class

     K. Lead Plaintiff and Lead Counsel believe that the settlement provides a fair, reasonable and adequate monetary recovery for the Settlement Class based on the claims asserted, the evidence developed and the damages that might be proven against McKesson and HBOC in the Litigation.

     L. Lead Plaintiff and Lead Counsel believe that the claims against McKesson and HBOC are meritorious. Lead Plaintiff and Lead Counsel further recognize and acknowledge the expense and length of continued proceedings necessary to prosecute the Litigation against McKesson and HBOC through trial and appeals. They have also considered the uncertain outcome and the risk of protracted litigation, especially in complex litigation such as this Litigation, as well as the difficulties and delays inherent in any such litigation. They are further mindful of the inherent problems of proof and possible defenses to the federal securities law violations asserted and therefore believe that it is desirable that the Released Claims (defined below) be fully and finally compromised, settled and resolved with prejudice and enjoined as set forth herein. Based upon their evaluation and with the concurrence of the Honorable Edward A. Infante (Ret.) serving as mediator, Lead Plaintiff and Lead Counsel have determined that the settlement set forth in this Stipulation is fair, reasonable and adequate and in the best interests of the Settlement Class and that it confers substantial benefits upon the Settlement Class.

McKesson and HBOC’s Denial of Wrongdoing

     M. At all times, McKesson and HBOC have denied and continue to deny that they have committed, or have threatened or attempted to commit, any wrongful act or violation of law or duty of any nature, and contend that they have acted properly under the circumstances. Nevertheless, McKesson and HBOC desire to settle and terminate the claims of the Lead Plaintiff and the Settlement Class Members so as to avoid the substantial expense, inconvenience and distraction of continued defense of the Litigation.

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Confidential Communication and Subject to Fed. R. Evid. 408

     N. It is further expressly understood and agreed that the provisions contained in this Stipulation and all related documents shall not be deemed a presumption, concession or admission by McKesson or HBOC of any violation of law, breach of duty, liability, default of wrongdoing as to any facts or claims alleged or asserted in the Litigation, or in any other actions or proceedings, all of which are denied, and shall not be interpreted, construed, deemed, invoked, offered or received in evidence or otherwise used by any person in the Litigation or in any other action or proceeding of any nature whatsoever, other than to enforce the Stipulation.

     NOW, THEREFORE, IT IS HEREBY STIPULATED, CONSENTED TO AND AGREED, by Lead Plaintiff for itself and on behalf of the Settlement Class Members and by McKesson and HBOC that, subject to the approval of the Court, this Litigation shall be settled, compromised and dismissed on the merits and with prejudice as to the Released Persons and that the Released Claims shall be fully and finally compromised, settled and dismissed as to the Released Persons, in the manner and upon the terms and conditions hereafter set forth:

Definitions

     1. The following terms, used in this Stipulation, shall have the meanings specified below:

          (a) “Authorized Claimant” means any Settlement Class Member or duly authorized representative who submits a Claim that is allowed pursuant to the terms of this Stipulation.

          (b) “Claim” means the submission to be made by or on behalf of Settlement Class Members, on the Proof of Claim and Release form, which shall be agreed upon by the Parties or as may be required by the Court.

          (c) “Court” means the United States District Court for the Northern District of California.

          (d) “District Court Approval” means the entry of the Judgment.

          (e) “Effective Date” or “Final Approval” means the first day following the date on which the Order granting District Court Approval is finally affirmed on appeal or is no longer subject to appeal or certiorari, and the time for any petition for reargument, appeal, or

STIPULATION AND AGREEMENT OF SETTLEMENT BETWEEN LEAD
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review, by certiorari or otherwise, has expired, subject to, and as modified by, the last sentence in subparagraph 4(h) and the third sentence in paragraph 20 below.

          (f) “Escrow Account” means the bank account maintained by the Escrow Agent into which the Settlement Fund shall be deposited, subject to escrow instructions consistent with this Stipulation, copies of which will be provided to McKesson.

          (g) “Escrow Agent” means the bank selected by Lead Plaintiff and Lead Counsel for the Escow Account in which the Settlement Fund shall be deposited.

          (h) “HBOC” means McKesson Information Solutions LLC, its subsidiaries and predecessors.

          (i) “Individual Actions” means all actions listed in the schedule attached hereto as Schedule A and any additional existing proceedings against HBOC or McKesson arising from the subject matter of the Litigation. McKesson represents that Schedule A identifies all existing actions, known to McKesson, that had been commenced against McKesson or HBOC, except for actions in the Litigation, arising from the subject matter of the Litigation.

          (j) “Individual Defendants” means Mark Pulido, Richard Hawkins, Heidi Yodowitz, Charles McCall, Jay Gilbertson, Albert Bergonzi, Michael Smeraski, and Jay Lapine.

          (k) “Judgment” means the judgment to be entered in the Litigation pursuant to paragraph 4 below.

          (l) “Lead Counsel” means the law firms of Bernstein Litowitz Berger & Grossmann LLP and Barrack, Rodos & Bacine.

          (m) “Lead Plaintiff” means the New York State Common Retirement Fund.

          (n) “Litigation” means the class actions (other than the ERISA class action captioned In re McKesson HBOC, Inc. ERISA Litigation) filed in or transferred to the Court on and after April 28, 1999 that have been consolidated within Master File No. 99-CV-20743 RMW (PVT).

          (o) “McKesson” means McKesson Corporation, and its subsidiaries and predecessors.

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          (p) “Mediator” means the Honorable Edward A. Infante (Ret.).

          (q) “Net Settlement Fund” means the Settlement Fund less the costs associated with notice to the Settlement Class and administration of the Settlement, any taxes, attorneys’ fees, expert fees, costs and expenses approved by the Court, including the amount reserved for the continued prosecution of the Litigation against Non-Settling Defendants.

          (r) “Non-Settling Defendants” means Arthur Andersen and Bear Stearns.

          (s) “Notice and Administration Fund” means the fund consisting of $1.75 million advanced by McKesson to Lead Plaintiff to be used by Lead Counsel to pay the costs of notifying Settlement Class Members, soliciting the filing of claims by Settlement Class Members, assisting them in making their claims, and otherwise administering, on behalf of the Settlement Class Members, the settlement embodied in this Stipulation, as defined in paragraph 8(a) below. The monies in this Fund are part of, and not in addition to, the Settlement Amount to be paid by McKesson.

          (t) “Officer of HBOC or McKesson,” as reflected in the definition of Settlement Class, means any person employed by HBOC or McKesson who held a position at or above the level of assistant vice president.

          (u) “Person” means any individual, corporation, partnership, association, affiliate, joint stock company, estate, trust, unincorporated association, entity, government and any political subdivision thereof, or any other type of business or legal entity.

          (v) “Plan of Allocation” means the plan or formula for allocating the Net Settlement Fund whereby the Net Settlement Fund shall, with Court approval, be distributed to Authorized Claimants. Any Plan of Allocation is not part of this Stipulation and McKesson and HBOC and Defendants’ Released Persons (as defined in ¶1(x)(1) below) shall have no responsibility for, interest in, or liability with respect thereto.

          (w) “Preliminary Approval Order” means the Order that Lead Plaintiff and McKesson and HBOC will seek from the Court, as described in paragraph 3, below. Entry of a “Preliminary Approval Order” shall constitute “Preliminary Approval” of the Settlement.

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          (x) “Released Persons” means and includes the “Defendants’ Released Persons” and the “Lead Plaintiff’s Released Persons” as follows:

               1. “Defendants’ Released Persons” shall mean and include McKesson, HBOC, the Individual Defendants, McKesson’s and HBOC’s parent entities, affiliates, subsidiaries, predecessors, successors, or assigns, and each of McKesson’s and HBOC’s past, present or future officers, directors, including specifically but not limited to Alan Seelenfreund, Mary G.F. Bitterman, Tully M. Friedman, John M. Pietruski, David S. Pottruck, Carl E. Reichardt, Jane E. Shaw, Robert H. Waterman, Alfred C. Eckert, Alton F. Irby, Gerald E. Mayo, and James V. Napier, and the past, present and future associates, stockholders, controlling persons, representatives, employees, attorneys, auditors and accountants (other than Arthur Andersen), underwriters, insurers, financial or investment advisors (other than Bear Stearns) or agents, assigns, heirs, executors, trustees, general or limited partners or partnerships, personal representatives, estates or administrators of each.

               2. “Lead Plaintiff’s Released Persons” shall mean and include the Lead Plaintiff, and all other Settlement Class Members, Alan G. Hevesi, Comptroller of the State of New York, the New York State and Local Retirement Systems and the past, present, or future officers and employees of any of the foregoing and their predecessors, successors and assigns, and the heirs, administrators, executors and personal representatives of each, their respective present and former parents, subsidiaries, divisions and affiliates, the present and former employees, officers and directors of each of them, the present and former attorneys, accountants, insurers, and agents of each of them, and the predecessors, heirs, successors and assigns of each and any person or entity in which the Lead Plaintiff and all other Settlement Class Members has or had a controlling interest or which is or was related to or affiliated with the Lead Plaintiff and all other Settlement Class Members.

               3. The term Released Persons does not include Arthur Andersen or Bear Stearns.

          (y) “Released Claims” means and includes:

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               1. any and all claims, causes of action, demands, rights, or liabilities (including but not limited to claims for violation of the federal securities laws, negligence, gross negligence, professional negligence, breach of duty of care, breach of duty of loyalty, breach of the duty of candor, fraud, breach of fiduciary duty, mismanagement, corporate waste, malpractice, breach of contract, negligent misrepresentation, violations of the statutes of any state including, without limitation, the California Corporations Code and California Business & Professions Code and its Delaware and Georgia equivalents and the RICO statutes of any state, or federal statutes, rules or regulations, and any “Unknown Claims” as defined below) that have been or that could have been asserted in this or any other forum by or on behalf of the Lead Plaintiff or Settlement Class Members based on, arising out of, in connection with, or related in any way to their holding, voting, purchase or other acquisition of McKesson’s or HBOC’s securities during the Settlement Class Period, including by way of example and not limitation any claims that have been acquired or may in the future be acquired by the Lead Plaintiff or any member of the Settlement Class by subrogation, assignment or in any other manner from Arthur Andersen or Bear Stearns arising from or related to the subject matter of the Litigation. By way of example and not limitation, Released Claims shall include claims, causes of action, demands, rights, or liabilities based on, arising out of, in connection with, or relating in any way to Settlement Class Members’ holding, voting, purchase or other acquisition of McKesson’s or HBOC’s securities during the Settlement Class Period, such as:

                    a. any of the facts, circumstances, allegations, representations, statements, reports, disclosures, transactions, events, occurrences, acts, omissions or failure to act, of whatever kind or character, irrespective of the state of mind of the actor performing or omitting to perform, that have been or could have been alleged in any pleading, amended pleading, argument, complaint, amended complaint, brief, motion, report, discovery response or filing in the Litigation;

                    b. any matter, cause or thing whatsoever, including but not limited to, any action, omission or failure to act of whatever kind or character, irrespective of the state of mind of the actor performing or omitting to perform the same, arising out of or relating

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to the adequacy, accuracy or completeness of any disclosure or statement made in any filings, proxy statements, prospectus, reports, press releases, statements, representations, analyst reports or announcements concerning McKesson’s or HBOC’s operations, subsidiaries, services, sales, revenues, income, costs, financial condition or prospects or in any filing with the United States Securities and Exchange Commission (“SEC”) or any other federal or state governmental agency or regulatory board (collectively referred to as “public statements”), or in the preparation or dissemination of, or failure to disseminate, any such public statements, at any time during or concerning January 20, 1997 through and including April 27, 1999; or

                    c. any of the facts, circumstances, representations, statements, reports, disclosures, transactions, events, occurrences, acts or omissions of whatever kind or character, regardless of the state of mind of the actor performing or omitting to perform the same encompassed by subparagraphs (a) and (b) , above, that have been or that could have been alleged, or made the subject of any claim or action in state court or otherwise under the law of any state, common law or in equity, in any pleading, amended pleading, demand, complaint, amended complaint, motion, discovery response or filing.

                    d. Released Claims do not include existing derivative claims brought on behalf of McKesson and HBOC or claims that have been brought under the Employees Retirement Income Security Act (“ERISA”) in the action captioned, In re McKesson HBOC, Inc. ERISA Litigation, Case No. C-00-20030-RMW (N.D. Cal.).

          2. all claims whether known or Unknown Claims, asserted or unasserted by or on behalf of McKesson or HBOC against Lead Plaintiff; Alan G. Hevesi, Comptroller of the State of New York; the New York State and Local Retirement Systems and the past, present, or future officers and employees of any of the foregoing and their predecessors, successors and assigns, and the heirs, administrators, executors and personal representatives of each, Lead Counsel, Settlement Class Members, and all of their past, present or future officers, directors, associates, stockholders, controlling persons, representatives, employees, attorneys, underwriters, financial or investment advisors or agents, heirs, executors, trustees, general or limited partners or partnerships, personal representatives, estates or administators, which have been or could have

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been asserted, whether under state, federal, common or adminstrative law, relating to the subject matter of the Litigation, including the institution or prosecution of the Litigation.

          (z) “Settlement” means the settlement of the Litigation between and among Lead Plaintiff on behalf of itself and the Settlement Class and McKesson and HBOC as set forth in this Stipulation.

          (aa) “Settlement Amount” or “Settlement Fund” means $960 million, plus interest earned as set forth in paragraph 9.

          (bb) “Settlement Class” means all persons and entities who purchased or otherwise acquired publicly traded securities of HBO & Company during the period from January 20, 1997 through and including January 12, 1999, and who were injured thereby; all persons and entities who purchased or otherwise acquired publicly traded securities or call options, or who sold put options, of McKesson or of McKesson HBOC, Inc. during the period from October 18, 1998 through and including April 27, 1999, and who were injured thereby; and all persons and entities who held McKesson common stock on November 27, 1998 and still held those shares on January 12, 1999 and who were injured thereby. Excluded from the Settlement Class are: (i) defendants; (ii) members of the immediate family of each individual defendant; (iii) any entity in which any defendant has a controlling interest; (iv) any person who was an officer or a director of HBOC or McKesson (or their subsidiaries or affiliates) during the Settlement Class Period; (v) any person who was an officer, director, employee or affiliate of Bear Stearns during the Settlement Class Period; (vi) any person who was a partner in Arthur Andersen during the Settlement Class Period; and (vii) the legal representatives, heirs, successors or assigns of any such excluded party.

          (cc) “Settlement Class Member” means a member of the Settlement Class who does not submit a timely, signed request for exclusion.

          (dd) “Settlement Class Period” means the period beginning January 20, 1997 through April 27, 1999, inclusive.

          (ee) “Settlement Class Securities” means all publicly traded securities of McKesson or HBOC during the Settlement Class Period, including: (i) McKesson common

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stock and common stock options; (ii) HBOC common stock and common stock options; (iii) McKesson 5% Convertible Junior Subordinated Debentures due 2027; (iv) McKesson 6.60% Exchange Notes due 2000; (v) McKesson 6-7/8% Exchange Notes due 2002; (vi) McKesson 7.65% Exchange Debentures due 2027; (vii) McKesson 6.60% Notes due 2000; (viii) McKesson 6.875% Notes due 2002; (ix) McKesson 7.65% Debentures due 2027; (x) McKesson 7.65% Debentures due 2027; (xi) McKesson Preferred Stock Purchase Rights; (xii) McKesson 5% Convertible Preferred Securities of wholly-owned trust whose proceeds were invested in the 5% Convertible Junior Subordinated Debentures due 2027; (xiii) McKesson 6.30% Exchange Notes due 2005; (xiv) McKesson 6.40% Exchange Notes due 2008; (xv) McKesson 6.30% Notes due 2005; (xvi) McKesson 6.40% Notes due 2008; (xvii) McKesson Financing Company of Canada 6.55% Senior Notes due 2002; and (xviii) McKesson 4-1/2% Exchangeable Subordinated Debentures due 2004.

          (ff) “Settling Parties” or “Parties” means the Lead Plaintiff, McKesson and HBOC.

          (gg) “Unknown Claims” means any Released Claims that McKesson, HBOC, Lead Plaintiff or any Settlement Class Member does not know or suspect to exist in his, her or its favor at the time of the release which, if known by him, her or it, might have affected his, her or its settlement with and release of the Released Persons, or might have affected his, her or its decision to enter into or not to object to this Settlement. With respect to any and all Released Claims, the parties hereto agree that, upon the Effective Date, McKesson, HBOC, and Lead Plaintiff shall expressly and each of the Settlement Class Members shall be deemed to have, and by operations of the Judgment (described in ¶4, below) shall have, expressly waived, the provisions, rights and benefits of California Civil Code §1542, which provides:

A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.

McKesson and HBOC and Lead Plaintiff shall expressly and each of the Settlement Class Members shall be deemed to have, and by operation of the Judgment shall have, expressly waived any and all provisions, rights and benefits conferred by any law of any state or territory

STIPULATION AND AGREEMENT OF SETTLEMENT BETWEEN LEAD
PLAINTIFF AND DEFENDANTS McKESSON HBOC, INC. AND HBO & CO.
Master File No. 99-CV-20743 RMW (PVT)

Confidential Communication and Subject to Fed. R. Evid. 408

of the United States, or principle of common law, which is similar, comparable or equivalent to California Civil Code §1542. McKesson and HBOC and Lead Plaintiff and the Settlement Class Members may hereafter discover facts in addition to or different from those which he, she or it now knows or believes to be true with respect to the subject matter of the Released Claims, but Lead Plaintiff shall expressly and each Settlement Class Member, upon the Effective Date, shall be deemed to have, and by operation of the Judgment shall have, fully, finally, and forever settled and released any and all Released Claims, known or unknown, suspected or unsuspected, contingent or non-contingent, whether or not concealed or hidden, which now exist, or heretofore have existed upon any theory of law or equity now existing or coming into existence in the future, including, but not limited to, conduct which is negligent, intentional, with or without malice, or a breach of any duty, law, or rule, without regard to subsequent discovery or existence of such different or additional facts. McKesson and HBOC and Lead Plaintiff acknowledge, and Settlement Class Members shall be deemed by operation of the Judgment to have acknowledged, that the foregoing waiver was separately bargained for and a key element of the Settlement of which this subparagraph is a part.

Submission of the Settlement to Court for Approval

     1. Promptly upon execution of the Stipulation, the Settling Parties shall apply to the Court for preliminary approval of the Settlement, for the certification of the Settlement Class for settlement purposes only, and for the scheduling of a hearing for consideration of final approval of the Settlement, approval of the Plan of Allocation as set forth in this Stipulation, and, in Lead Counsel’s discretion with approval of Lead Plaintiff, the application for an award of attorneys’ fees and reimbursement of expenses. The Settling Parties and their counsel shall use their best efforts to obtain final Court approval of the Settlement. The Net Settlement Fund shall be distributed to Authorized Claimants in the manner set forth below.

     2. The Settling Parties have agreed upon the following documents to be submitted to the Court for its consideration along with this Stipulation: [Proposed] Order Preliminarily Approving Settlement and Providing For Notice (Exhibit A); Notice of Pendency and Proposed Settlement of Class Action (Exhibit B); Summary Notice of Pendency and Proposed Settlement

STIPULATION AND AGREEMENT OF SETTLEMENT BETWEEN LEAD
PLAINTIFF AND DEFENDANTS McKESSON HBOC, INC. AND HBO & CO.
Master File No. 99-CV-20743 RMW (PVT)

Confidential Communication and Subject to Fed. R. Evid. 408

of Class Action (Exhibit C); Proof of Claim and Release (Exhibit D); Final Judgment and Order of Dismissal (Exhibit E); and Order Approving Plan of Allocation (Exhibit F).

     3. The Settling Parties shall jointly apply to the Court for entry of the [Proposed] Order Preliminarily Approving Settlement and Providing For Notice, substantially in the form attached hereto as Exhibit A, requesting, inter alia:

          (a) the preliminary approval of the Settlement set forth in the Stipulation;

          (b) certifying a Settlement Class for purposes of effectuating this Settlement;

          (c) setting a hearing (the “Fairness Hearing”), upon notice to the Settlement Class, to consider: (i) whether the Settlement should be approved as fair, reasonable and adequate to the Settlement Class, and whether an order should be entered dismissing on the merits and with prejudice the claims that are or ever have been asserted in the Litigation of Lead Plaintiff and the Settlement Class against McKesson, HBOC and Defendants’ Released Persons who are or have been named as defendants in the Litigation; (ii) whether the Plan of Allocation is fair and reasonable and should be approved; and (iii) Lead Counsel’s application for an award of attorneys’ fees and payment of costs and expenses;

          (d) approving the method of giving notice of pendency and proposed Settlement to the Settlement Class;

          (e) approving the form of notice attached hereto as Exhibit B;

          (f) approving the summary form of notice attached hereto as Exhibit C; and the proof of claim and release form attached hereto as Exhibit D;

          (g) setting a period of time during which members of the Settlement Class must submit written requests for exclusion from the Settlement Class;

          (h) setting a period of time during which Settlement Class Members may serve written objections to the Settlement, the Plan of Allocation, or the application for attorneys’ fees and expenses;

          (i) enjoining prosecution of any action or claims that are subject to the release and dismissal contemplated by this Settlement by any Settlement Class Member; and

STIPULATION AND AGREEMENT OF SETTLEMENT BETWEEN LEAD
PLAINTIFF AND DEFENDANTS McKESSON HBOC, INC. AND HBO & CO.
Master File No. 99-CV-20743 RMW (PVT)

Confidential Communication and Subject to Fed. R. Evid. 408

          (j) setting a period of time during which Settlement Class Members must file Claims in order to participate in the distribution of the Net Settlement Fund.

     4. If the District Court approves the Settlement, the Parties shall jointly request entry of a Judgment, substantially in the form attached hereto as Exhibit E, the entry of which is a condition of this Stipulation and Settlement:

          (a) approving finally the Settlement as fair, reasonable and adequate, within the meaning of Rule 23 of the Federal Rules of Civil Procedure, and directing its consummation pursuant to its terms;

          (b) directing that the claims of the Lead Plaintiff on behalf of itself and the Settlement Class Members be dismissed without costs and with prejudice, and releasing, as against each of the Released Persons, the Released Claims;

          (c) finding that the complaints filed by Lead Plaintiff, and all responsive pleadings and motions filed by McKesson, HBOC, or any of Defendants’ Released Persons who are or have been named as defendants in the Litigation were filed on a good faith basis in accordance with the Private Securities Litigation Reform Act and Rule 11 of the Federal Rules of Civil Procedure;

          (d) permanently barring and enjoining the institution and prosecution by Lead Plaintiff and other Settlement Class Members of any other action against the Defendants’ Released Persons in any court asserting any Released Claim;

          (e) permanently barring and enjoining the institution and prosecution by McKesson and HBOC of any action against Lead Plaintiff, the Settlement Class or any other of Lead Plaintiff’s Released Persons in any court asserting any Released Claim;

          (f) dismissing with prejudice the claims that are or have been asserted in the Litigation by Lead Plaintiff and the Settlement Class Members against McKesson, HBOC and Defendants’ Released Persons who are or have been named as defendants in the Litigation;

          (g) reserving jurisdiction over this Litigation, including all further proceedings concerning the administration, consummation and enforcement of this Settlement;

STIPULATION AND AGREEMENT OF SETTLEMENT BETWEEN LEAD
PLAINTIFF AND DEFENDANTS McKESSON HBOC, INC. AND HBO & CO.
Master File No. 99-CV-20743 RMW (PVT)

Confidential Communication and Subject to Fed. R. Evid. 408

          (h) permanently barring and enjoining, to the fullest extent permitted by law, the institution or prosecution in any court, whether state or federal, or other tribunal, by any Person, including the Non-Settling Defendants, of all claims for contribution or indemnity, known or unknown, direct or indirect, asserted on any theory, however denominated, whether under state or federal law, by which such Person seeks to recover from McKesson or HBOC, or any of the Defendants’ Released Persons, any portion of any amount such Person is required to, or agrees to, pay to Lead Plaintiff or to any Settlement Class Member relating in any way to any of the acts, events or occurrences alleged in the Litigation or which could result in McKesson, HBOC, or any of Defendants’ Released Persons, having to pay any such amount, directly or indirectly, whether such recovery is sought pursuant to an agreement or any statutory or decisional law, including but not limited to any claim based on § 21D(f)(7)(A) of the Securities Exchange Act of 1934, 15 U.S.C. § 78u-4(f)(7)(A). An appeal by Bear Stearns or Arthur Andersen challenging the provision of the Judgment that reflects this subparagraph 4(h) shall not itself suspend or delay the Effective Date or distribution of the Net Settlement Amount to the Authorized Claimants, and Lead Plaintiff, Lead Counsel and the Settlement Class Members shall have no liability of any kind for such distribution regardless of the outcome of such appeal, provided the distribution otherwise complies with the terms of this Stipulation.

          (i) The Judgment shall expressly state that, notwithstanding any other provision of the Judgment or the Stipulation, the Settlement shall not be deemed a waiver of, and shall not preclude, the right of McKesson or HBOC to assert any claims permitted by any applicable federal or state statute or common law against any Person (other than Lead Plaintiff’s Released Persons), including claims against any other defendant or Defendants’ Released Person, either in the form of a cross-claim or third party complaint filed in the Litigation or by a separately filed action;

          (j) containing such other and further provisions consistent with the terms of this Settlement to which the parties hereto expressly consent in writing.

     5. At the Fairness Hearing, Lead Plaintiff will also request entry of an Order, substantially in the form attached hereto as Exhibit F, approving the Plan of Allocation. Any

STIPULATION AND AGREEMENT OF SETTLEMENT BETWEEN LEAD
PLAINTIFF AND DEFENDANTS McKESSON HBOC, INC. AND HBO & CO.
Master File No. 99-CV-20743 RMW (PVT)

Confidential Communication and Subject to Fed. R. Evid. 408

modification of the Plan of Allocation by the Court shall not affect the enforceability of the Stipulation, provide any of the Settling Parties with the right to terminate the Settlement, or impose an obligation on McKesson or HBOC to increase the consideration paid in connection with the Settlement.

     6. Finality of the Settlement shall not be conditioned on any ruling by the Court concerning the Plan of Allocation to be submitted by Lead Plaintiff to the Court. Any order or proceedings relating to a request for approval of the Plan of Allocation, or any appeal from any order relating thereto or reversal or modification thereof, shall not operate to terminate the Settlement or affect or delay the effectiveness or finality of the Judgment, and the release of the Released Claims.

     7. At the Fairness Hearing, Lead Counsel with approval of Lead Plaintiff may also request entry of an Order approving Lead Counsel’s application for an award of attorneys’ fees and expenses, consistent with the terms of the retainer agreement entered into between Lead Plaintiff and Lead Counsel. Any award of attorneys’ fees and expenses to Lead Counsel shall be paid exclusively from the Settlement Fund. Attorneys’ fees and expenses awarded to Lead Counsel shall, with Court approval, be paid to Lead Counsel seven (7) days after the Effective Date. Lead Counsel may make payments of fees and expenses to counsel for other plaintiffs as Lead Plaintiff and Lead Counsel, acting in good faith, deem appropriate, based on their relative contribution to the prosecution and resolution of the Litigation. In the event that the order making the fee and expense award is reversed or modified, and in the event that the fee and expense award has been paid to any extent, then Lead Counsel shall, within ten (10) business days from receiving such notice refund to the Settlement Fund that portion of the fees, expenses and costs previously paid to them from the Settlement Fund that were reversed plus interest thereon at the same rate as earned on the Settlement Fund in an amount consistent with such reversal or modification. In no event shall McKesson and HBOC be obligated to pay for such attorneys’ fees and expenses. The disposition of Lead Counsel’s application for an award of attorneys’ fees and reimbursement of expenses is not a material term of this Stipulation and it is not a condition of this Stipulation that such application be granted. Any disapproval or

STIPULATION AND AGREEMENT OF SETTLEMENT BETWEEN LEAD
PLAINTIFF AND DEFENDANTS McKESSON HBOC, INC. AND HBO & CO.
Master File No. 99-CV-20743 RMW (PVT)

Confidential Communication and Subject to Fed. R. Evid. 408

modification of the application for an award of attorneys’ fees and reimbursement of expenses by the Court shall not affect the enforceability of the Stipulation, provide any of the Settling Parties with the right to terminate the Settlement, or impose an obligation on McKesson and HBOC to increase the compensation paid in connection with the Settlement.

Settlement Consideration

     8. In full and complete settlement of the Defendants’ Released Claims, McKesson agrees to pay to Lead Plaintiff, for the benefit of the Settlement Class Members in settlement of the claims against them, the Settlement Amount as follows:

          (a) McKesson agrees to advance up to $1.75 million of the Settlement Amount to the Lead Counsel to be used for reasonable out-of-pocket costs in connection with providing notice of the Settlement to the Settlement Class and for other administrative expenses (“Notice and Administration Fund”). Lead Counsel shall provide McKesson, upon request, appropriate documentation of all out-of-pocket costs incurred in connection with providing notice of the Settlement to the Settlement Class and for other administrative expenses. Assuming the approval of the Court for payment of this sum to Lead Counsel for purposes of the Notice and Administration Fund, McKesson shall advance the $1.75 million for deposit into the Notice and Administration Fund within five days of entry of the Preliminary Approval Order. Any monies spent or expenses incurred for payment from the Notice and Administration Fund shall not be repaid to McKesson in the event the Settlement is not approved.

          (b) Not later than 7 days after the Effective Date, McKesson shall pay into the Escrow Account any portion of the Settlement Amount not already deposited into the Escrow Account plus any interest accrued pursuant to paragraph 9 less any interest earned on the amount advanced pursuant to paragraph 8(a) until 15 days after the District Court Approval. Nothing herein shall be construed to prohibit McKesson from depositing any portion or all of the Settlement Amount into the Escrow Account on any date prior to the date occurring 7 days after the Effective Date. Nothing herein shall be construed in any manner so as to preclude any deposit of cash into the Escrow Account from being tax deductible to McKesson at the time of the deposit

STIPULATION AND AGREEMENT OF SETTLEMENT BETWEEN LEAD
PLAINTIFF AND DEFENDANTS McKESSON HBOC, INC. AND HBO & CO.
Master File No. 99-CV-20743 RMW (PVT)

Confidential Communication and Subject to Fed. R. Evid. 408

          (c) All Funds held by the Escrow Agent shall be deemed to be in custodia legis of the Court and shall remain subject to the jurisdiction of the Court until such time as the funds shall be distributed pursuant to the terms of the Stipulation. The Escrow Agent shall invest the funds in the Escrow Account, if any, solely in United States Government obligations with a maturity of 30 days until the Effective Date, after which time McKesson shall no longer have any interest in or control over the Escrow Account, except as provided in ¶¶8(e) and (f), and Lead Counsel, in consultation with Lead Plaintiff, may direct that the funds in the Escrow Account be invested in United States Government obligation of any duration or type. The parties agree that the Escrow Account is intended to be a Qualified Settlement Fund within the meaning of Treasury Regulation §1.468B-1 and that the Escrow Agent, as administrator of the Escrow Account within the meaning of Treasury Regulation §1.468B-2(k)(3), shall be responsible for filing tax returns for the Escrow Account and paying from the Escrow Account any taxes owed with respect to the Escrow Account.

          (d) At the request of McKesson, Lead Counsel and Lead Plaintiff shall cause the Escrow Agent to join with McKesson in making a “relation back” election as defined in Treas. Reg. Section 1.468B-1(j)(2) to treat the Escrow Account as coming into existence as a qualified settlement fund on the later of the date the Escrow Account meets the requirements of Treas. Reg. Sections 1.468B-1(c)(2) and (3) or January 1 of the calendar year in which all the requirements of Treas. Reg. Section 1.468B-1(c) are satisfied. McKesson shall prepare the election statement, and McKesson shall duly sign and timely file, and Lead Counsel and Lead Plaintiff shall cause the Escrow Agent to duly sign and timely file, the election statement and take all actions necessary for the relation back election to comply with the requirements of Treas. Reg. Section 1.468B-1(j).

          (e) From the Settlement Amount that McKesson pays into the Escrow Account, the Escrow Agent shall retain in the Escrow Account the sum of $10 million from which it will reimburse McKesson, HBOC and any of Defendants’ Released Persons for any amounts McKesson, HBOC or any of Defendants’ Released Persons is required to pay to Bear Stearns for attorneys fees or costs that Bear Stearns incurred or incurs in any forum, as a result

STIPULATION AND AGREEMENT OF SETTLEMENT BETWEEN LEAD
PLAINTIFF AND DEFENDANTS McKESSON HBOC, INC. AND HBO & CO.
Master File No. 99-CV-20743 RMW (PVT)

Confidential Communication and Subject to Fed. R. Evid. 408

of the Lead Plaintiffs claims against Bear Stearns in the Litigation (including the settlement thereof.). Any portion of the amount so retained that is not so expended shall, after resolution of all claims for such fees and costs by Bear Stearns (including, by way of example but not limitation, a final judicial determination that Bear Stearns is not entitled to reimbursement from McKesson, HBOC or Defendants’ Released Persons with respect to such fees or costs) be distributed to the Authorized Claimants. The Settlement Class Members, Lead Plaintiff and Lead Counsel will have no obligation to reimburse McKesson, HBOC or any of Defendants’ Released Persons for any attorneys fees or costs that they are required to pay to Bear Stearns in excess of the amount retained pursuant to this subparagraph. The obligation of the Settlement Class Members, Lead Plaintiff and Lead Counsel to McKesson and HBOC with respect to Bear Stearns’ attorneys’ fees and costs is capped absolutely at the amount retained in the Escrow Account pursuant to this subparagraph. Nothing in this subparagraph shall delay the distribution to the Authorized Claimants of any portion of the Escrow Account other than the $10 million required to be withheld pursuant to this subparagraph.

          (f) In the event the Lead Plaintiff or anyone authorized to act on behalf of the Settlement Class Members recovers or receives any sum from Bear Stearns (or from any of its officers, agents, employees, attorneys or insurers) with respect to any of the acts, events, or occurrences alleged in the Litigation, they shall deposit that sum in the Escrow Account. Each sum so deposited and the accumulated interest earned thereon shall be retained until the final determination of any claim of any kind with respect to that sum asserted by Bear Stearns (or any of its officers, agents, employees, attorneys or insurers) against McKesson, HBOC or any of Defendants Released Persons relating in any way to: (i) any of Lead Plaintiff’s claims alleged against Bear Stearns in the Litigation or (ii) any claims asserted in any other litigation by Lead Plaintiff or anyone authorized to act on behalf of the Settlement Class Members with respect to any of the acts, events or occurrence alleged in the Litigation. In the event that any such claim by Bear Stearns or any of its officers, agents, employees or insurers is ultimately upheld, the Escrow Agent shall satisfy it from the amount deposited in the Escrow Account pursuant to this subparagraph after which any remaining balance shall be distributed to the Authorized

STIPULATION AND AGREEMENT OF SETTLEMENT BETWEEN LEAD
PLAINTIFF AND DEFENDANTS McKESSON HBOC, INC. AND HBO & CO.
Master File No. 99-CV-20743 RMW (PVT)

Confidential Communication and Subject to Fed. R. Evid. 408

Claimants. Nothing in this subparagraph shall apply to any amounts McKesson, HBOC or any of Defendants’ Released Persons are required to pay Bear Stearns on account of attorneys fees and costs, which subject is covered in ¶ 8(e).

     9. Interest shall accrue on any portion of the Settlement Amount not deposited in the Escrow Account from the date that is 15 days after the District Court Approval until McKesson pays the entire Settlement Amount into the Escrow Account as provided in paragraph 8 at the interest rate for ninety-day United States Treasury bills on the date interest begins to run, to be paid in cash into the Escrow Account no later than 7 days after the Effective Date by McKesson.

     10. All taxes payable on the income earned by the Settlement Fund, including any taxes or tax treatments imposed upon McKesson with respect to any income earned by the Settlement Fund for any period during which the Settlement Fund does not qualify as a “qualified settlement fund” for Federal or state income tax purposes and any expenses and costs incurred in connection with the payment of taxes pursuant to this paragraph (including without limitation, expenses of tax attorneys and/or accountants and mailing, administration and distribution costs and expenses relating to the filing or the failure to file all necessary or advisable tax returns) (collectively the “Tax Expenses”), shall be paid out of the Settlement Fund. McKesson shall not have any liability or responsibility for the Tax Expenses. Lead Counsel, or their agents, shall timely and properly file all informational and other tax returns necessary or advisable with respect to the Settlement Fund and the distributions and payments therefrom, including, without limitation, the tax returns described in Treas. Reg. § 1.468B-2(k), and to the extent applicable, Treas. Reg., § 1.468B-2(l). Such tax returns shall be consistent with the terms herein and in all events shall reflect that all Tax Expenses on the income earned by the Settlement Fund shall be paid out of the Settlement Fund. Lead Counsel, or their agents, shall also timely pay Tax Expenses out of the Settlement Fund, and are authorized to withdraw, without prior order of the Court, from the Escrow Account amounts necessary to pay Tax Expenses. The parties hereto agree to cooperate with Lead Counsel, their agents, each other, and their tax attorneys and accountants to the extent reasonably necessary to carry out the

STIPULATION AND AGREEMENT OF SETTLEMENT BETWEEN LEAD
PLAINTIFF AND DEFENDANTS McKESSON HBOC, INC. AND HBO & CO.
Master File No. 99-CV-20743 RMW (PVT)

Confidential Communication and Subject to Fed. R. Evid. 408

provisions of this Stipulation. McKesson shall have no responsibility or liability for the acts or omissions of Lead Counsel or their agents, as described herein.

     11. Lead Plaintiff has determined that the Net Settlement Fund shall be allocated to members of the Settlement Class according to a Plan of Allocation. Any decision by the Court concerning the Plan of Allocation shall not affect the validity or finality of this proposed Settlement.

     12. This is not a claims-made settlement. As of the Effective Date, McKesson shall not have any right to the return of the Settlement Fund, except as provided in subparagraph 8(e), or any portion thereof irrespective of the number of Proofs of Claim filed, the collective amount of losses of Authorized Claimants, the percentage of recovery of losses, or the amounts to be paid to Authorized Claimants from the Settlement Fund.

     13. McKesson shall have the option to terminate the Settlement in the event that members of the Settlement Class representing more than a certain number of shares request exclusion from the Settlement Class, as set forth in a separate agreement (the “Supplemental Agreement”) executed by the Settling Parties and available to the Court upon request for in camera review.

     14. In order to effectuate the provisions of paragraph 13, the schedule reflected in the [Proposed] Order Preliminarily Approving Settlement submitted to the Court pursuant to paragraph 3 shall provide that any Request for Exclusion must be submitted at least 14 days prior to the Fairness Hearing and that within three (3) business days of receipt by Lead Counsel or the claims administrator of any Request for Exclusion or Request for Revocation of Exclusion forms, copies of all such forms shall be provided to McKesson and HBOC. The Parties acknowledge that the calculations provided for in paragraph 13 constitute material terms of this Agreement. Accordingly, after the close of the opt-out period, the Settling Parties will promptly confer in good faith to perform the calculations provided for in paragraph 13.

Notice and Administration Fund

     15. The Notice and Administration Fund shall be used by Lead Counsel to pay the costs of notifying the Settlement Class, soliciting the filing of claims by Settlement Class

STIPULATION AND AGREEMENT OF SETTLEMENT BETWEEN LEAD
PLAINTIFF AND DEFENDANTS McKESSON HBOC, INC. AND HBO & CO.
Master File No. 99-CV-20743 RMW (PVT)

Confidential Communication and Subject to Fed. R. Evid. 408

Members, assisting them in making their claims, and otherwise administering the Settlement on behalf of the Settlement Class Members.

     16. As of the Effective Date, any balance, including interest, then remaining in the Notice and Administration Fund, less expenses incurred but not yet paid, shall be deposited into the Settlement Fund. Thereafter, Lead Counsel shall with approval of Lead Plaintiff have the right to use such portions of the Settlement Fund as are, in their exercise of reasonable judgment, necessary to carry out the purposes set forth in paragraph 15.

     17. If the Effective Date does not occur, all amounts that have been deposited into the Escrow Account that have not been expended pursuant to paragraph 15 above shall be returned to McKesson as set forth in paragraph 31, below.

Releases

     18. As of the Effective Date, Lead Plaintiff and all Settlement Class Members release all of the Released Claims described in paragraph 1(y)(1) above, against Defendants’ Released Persons. Nothing in this paragraph is intended to release or affect in any way any claims asserted or that could be asserted by Lead Plaintiff or the Settlement Class against Bear Stearns or Arthur Andersen.

     19. As of the Effective Date, McKesson and HBOC release all of the Released Claims described in paragraph 1(y)(2) above, against Lead Plaintiff’s Released Persons. Nothing in this paragraph is intended to release or affect in any way any claims asserted or that could be asserted by McKesson or HBOC against Bear Stearns or Arthur Andersen.

     20. The Judgment shall provide that Lead Plaintiff, on its own behalf and on behalf of the Settlement Class Members, shall fully, finally, and forever, release any claim it or the Settlement Class Members have against Bear Stearns as to which Bear Stearns is determined, by the final judgment of a court of competent jurisdiction, to have any right against McKesson, HBOC or any of Defendants’ Released Persons for indemnity or contribution, or to be otherwise defended, protected or reimbursed by McKesson, HBOC or any of Defendants’ Released Persons pursuant to: (a) any statutory or decisional law, or (b) Bear Stearns retention by, or services to, McKesson or any of Defendants’ Released Persons in connection with any of the

STIPULATION AND AGREEMENT OF SETTLEMENT BETWEEN LEAD
PLAINTIFF AND DEFENDANTS McKESSON HBOC, INC. AND HBO & CO.
Master File No. 99-CV-20743 RMW (PVT)

Confidential Communication and Subject to Fed. R. Evid. 408

acts, events or occurrences alleged in the Litigation, including any right based on any provision of the October 14, 1998 retention letter between Bear Stearns and McKesson or the Indemnification Provisions attached thereto. Lead Plaintiff shall have the right to assume, at its expense, the defense of McKesson, HBOC or any of Defendants’ Released Persons with respect to the assertion by Bear Stearns of any claim covered by this paragraph. An appeal by Bear Stearns challenging the provision of the Judgment that reflects this paragraph 20 shall not itself suspend or delay the Effective Date or distribution of the Net Settlement Amount to the Authorized Claimants, and Lead Plaintiff, Lead Counsel and the Settlement Class Members shall have no liability of any kind for such distribution regardless of the outcome of such appeal, provided the distribution otherwise complies with the terms of this Stipulation. Nothing in this paragraph shall limit the right of Lead Plaintiff and the Settlement Class to pursue any claim against Bear Stearns other than those released pursuant to this paragraph. Thus, by way of illustration and not limitation, Lead Plaintiff’s and the Settlement Class’s claim against Bear Stearns for violations of §14(a) of the Securities Exchange Act, and Rule 14a-9 promulgated thereon, is specifically preserved and is not released unless and until a court, by a final judgment, determines that Bear Stearns is entitled to indemnity or contribution from McKesson or HBOC with respect to that claim or to be otherwise defended, protected or reimbursed by McKesson as set forth in this paragraph.

     21. Lead Plaintiff on behalf of itself and the Settlement Class Members agrees to require, as a condition of any settlement of any claim they may have against Bear Stearns, that Bear Stearns and any other persons released by Lead Plaintiff and the Settlement Class Members in connection with such settlement (collectively “the Bear Stearns Released Persons”) fully, finally and forever, release, relinquish and discharge any claim that the Bear Stearns Released Persons may have or may ever have had against McKesson, HBOC, or any of Defendants’ Released Persons relating in any way to any of the acts, events or occurrences alleged in the Litigation, including any claim for attorneys fees or costs. In the event, Lead Plaintiff secures such a release, McKesson and HBOC, will execute a similar release in favor of the Bear Stearns Released Persons.

STIPULATION AND AGREEMENT OF SETTLEMENT BETWEEN LEAD
PLAINTIFF AND DEFENDANTS McKESSON HBOC, INC. AND HBO & CO.
Master File No. 99-CV-20743 RMW (PVT)

Confidential Communication and Subject to Fed. R. Evid. 408

Administration and Distribution of the Settlement Fund

     22. Lead Counsel or their authorized agents, subject to the supervision, direction and approval of the Court, shall administer and calculate the Claims submitted by Settlement Class Members and shall oversee distribution of the Settlement Fund. As part of the Preliminary Approval Order, Lead Plaintiff shall seek appointment of a Court-appointed Notice and Claims Administrator (the “Administrator”).

     23. The Settlement Fund shall be applied as follows:

          (a) To pay all costs and expenses incurred in connection with providing notice to the Settlement Class, locating members of the Settlement Class, soliciting claims, assisting with the filing of claims, administering and distributing the Settlement Fund to the Settlement Class Members, processing proofs of claim, processing requests for exclusion, escrow fees and costs.

          (b) Subject to the approval and further order(s) of the Court and the approval of Lead Plaintiff, to pay to Lead Counsel the amount awarded by the Court as attorneys’ fees, plus interest, and to pay Lead Counsel the amount awarded as costs and expenses, including fees of experts and consultants, plus interest. Lead Counsel may make payments of fees and expenses to counsel for other plaintiffs, as Lead Plaintiff and Lead Counsel deem appropriate based on their relative contribution to the prosecution and resolution of the Litigation.

          (c) To pay tax and expenses owed by the Settlement Fund.

          (d) Subject to the approval of the Court, to distribute the balance of Net Settlement Fund to Authorized Claimants as provided in the Plan of Allocation or as otherwise ordered by the Court.

     24. In order to participate in such distribution of the Net Settlement Fund:

          (a) Each person claiming to be an Authorized Claimant shall be required to timely submit a separate signed Proof of Claim and Release substantially in the form attached as Exhibit D, supported by proof of all purchases or acquisitions and sales of publicly traded securities McKesson and HBOC, during the Settlement Class Period.

STIPULATION AND AGREEMENT OF SETTLEMENT BETWEEN LEAD
PLAINTIFF AND DEFENDANTS McKESSON HBOC, INC. AND HBO & CO.
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          (b) Unless otherwise ordered by this Court, any Settlement Class Member who fails to submit a Proof of Claim and Release within such period as may be established by this Court shall be forever barred from receiving any payments pursuant to this Stipulation, but in all other respects will be subject to and bound by the provisions of this Stipulation and the Judgment.

          (c) McKesson and HBOC shall bear no responsibility for the costs, fees or expenses described in this paragraph.

     25. Prior to the distribution of the Net Settlement Fund, Lead Counsel shall present for the approval of the Court a final accounting of the receipts to and disbursements from the Settlement Fund and the proposed distribution of the Net Settlement Fund to Authorized Claimants. No such distribution shall be made in the absence of an order approving the accounting and the proposed distribution.

     26. Payment from the Settlement Fund made pursuant to and in the manner set forth above shall be deemed conclusive of compliance with this Stipulation as to all Authorized Claimants.

     27. No Authorized Claimant shall have any claim against Lead Plaintiff, Lead Counsel, McKesson, HBOC, the Administrator, or any of their counsel, based on the distributions made substantially in accordance with this Stipulation and/or orders of the Court.

     28. McKesson, HBOC and their counsel shall have no responsibility for, interest in, or liability whatsoever with respect to:

          (a) Any act, omission or determination of Lead Plaintiff, Lead Counsel or their designees or agents in connection with the administration of the Settlement;

          (b) The management, investment, or distribution of the Settlement Fund or the Net Settlement Fund;

          (c) The determination, administration, calculation, or payment of any claims asserted against the Settlement Fund or Net Settlement Fund; or

          (d) The Plan of Allocation.

Effect of Disapproval, Cancellation or Termination of Agreement

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PLAINTIFF AND DEFENDANTS McKESSON HBOC, INC. AND HBO & CO.
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     29. If the Court does not enter the Judgment substantially in the form provided for in paragraph 4, or if the Court enters the Judgment and appellate review is sought and on such review, the entry of Judgment is vacated, modified or reversed then this Stipulation shall be cancelled and terminated, unless all Settling Parties who are adversely affected thereby, in their sole discretion within thirty days from the date of the mailing of such ruling to such Settling Parties, provide written notice to all other Parties of their intent to proceed with the settlement under the terms of the Judgment as it may be modified by the Court. Such notice may be provided on behalf of Lead Plaintiff and the Settlement Class Members by Lead Counsel. No party shall have any obligation whatsoever to proceed under any terms other than substantially in the form provided and agreed to herein, except to the extent provided for in paragraphs 5, 6 and 7, relating to the Plan of Allocation, and award of attorneys’ fees. If any Settling Party hereto engages in a material breach of the terms hereof, any other Settling Party, provided that it is in substantial compliance with the terms of this Stipulation, may terminate this agreement on notice to the breaching party or sue for enforcement.

     30. The consummation of the Settlement is subject to the Court’s certification of the Settlement Class, with the provision that if this Settlement is not consummated in accordance with its terms for any reason, the Settlement Class will automatically be decertified without prejudice to Lead Plaintiff’s right to seek, or defendants’ right to oppose, class certification.

     31. In the event this Stipulation is terminated or cancelled or fails to become effective for any reason, then within ten business days after written notice is sent by Lead Counsel or counsel for McKesson to all parties hereto, the balance of the Notice and Administration Fund less any funds paid or expenses incurred but not yet paid, any cash deposited by McKesson into the Escrow Account pursuant to paragraph 8 and not distributed pursuant to paragraphs 4(h), 8(e), 8(f), 20 and 25, and any funds received by Lead Counsel pursuant to paragraph 7 shall be refunded to McKesson, including interest accrued, except that funds received by Lead Counsel pursuant to paragraph 7 shall not be refunded after distribution of the Net Settlement Amount pursuant to paragraphs 4(h), 8(e), 8(f), 20 and 25. In the event this Stipulation is terminated or cancelled or fails to become effective for any reason, the parties

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to this Stipulation shall be deemed to have reverted nunc pro tunc to their respective status as of the date and time immediately before the execution of this Stipulation and they shall proceed in all respects as if this Stipulation and related orders had not been executed and without prejudice in any way from the negotiation, fact or terms of this settlement.

     32. This Stipulation, whether or not consummated, and any proceedings or agreements relating to the Stipulation, the Settlement, and any matters arising in connection with settlement negotiations, proceedings, or agreements:

          (a) shall not be offered or received against any Defendant as evidence of or construed as or deemed to be evidence of any presumption, concession, or admission by any Defendant of the truth of any fact alleged by Lead Plaintiff or the validity of any claim that had been or could have been asserted in the Litigation or in any litigation, or the deficiency of any defense that has been or could have been asserted in the Litigation or in any litigation, or of any liability, negligence, fault, or wrongdoing of the Defendants;

          (b) shall not be deemed to be or used as an admission of any liability, negligence, fault or wrongdoing of any Defendant in any civil, criminal or administrative proceeding in any court, administrative agency or other tribunal;

          (c) shall not be construed against the Defendants or the Lead Plaintiff or any Settlement Class Member as an admission or concession that the consideration to be given hereunder represents the amount which could be or would have been awarded to said Lead Plaintiff or Settlement Class Members after trial; and

          (d) shall not be construed as or received in evidence as an admission concession or presumption against Lead Plaintiff or any Settlement Class Members or any of them that any of their claims are without merit or that damages recoverable under the Complaint would not have exceeded the Settlement Amount.

Miscellaneous Provisions

     33. All of the Exhibits attached hereto shall be incorporated by reference as though fully set forth herein.

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     34. This Stipulation may be amended or modified only by a written instrument signed by counsel for all parties or their successors-in-interest.

     35. The Settling Parties intend the Settlement to be a final and complete resolution of all disputes asserted or which could be asserted by the Settlement Class Members against the Released Persons with respect to the Released Claims. Accordingly, the Parties agree not to assert in the Litigation or in any other judicial forum that the Litigation was brought or defended in bad faith or without a reasonable basis. McKesson and HBOC agree not to assert any claim under Rule 11 of the Federal Rules of Civil Procedure or any similar law, rule or regulation, that the Litigation was brought in bad faith or without a reasonable basis. Lead Plaintiff and the Settlement Class agree not to assert any claim under Rule 11 of the Federal Rules of Civil Procedure or any similar law, rule or regulation that any pleading filed, motion made or position taken by McKesson or HBOC, or their counsel, in the Litigation was filed, made or taken in bad faith or without a reasonable basis. The Settling Parties to the Stipulation agree that the amount paid and the other terms of the Settlement were negotiated at arm’s length and in good faith by the Settling Parties, and reflect a settlement that was reached voluntarily based upon adequate information and sufficient discovery and after consultation with experienced legal counsel, and under the supervision of the Mediator.

     36. The Settling Parties agree that the Settlement set forth herein constitutes a fair, reasonable and adequate resolution of the claims that Lead Plaintiff asserted against McKesson and HBOC, and that it promotes the public interest.

     37. To the extent permitted by law, all agreements made and orders entered during the course of the Litigation relating to the confidentiality of information shall survive this Stipulation.

     38. The waiver by one party of any breach of this Stipulation by any other party shall not be deemed a waiver of any other prior or subsequent breach of this Stipulation.

     39. This Stipulation and its exhibits constitute the entire agreement among these parties, and no representations, warranties or inducements have been made to any party

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PLAINTIFF AND DEFENDANTS McKESSON HBOC, INC. AND HBO & CO.
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concerning this Stipulation or its exhibits, other than the representations, warranties and covenants contained and memorialized in such documents.

     40. In the event that there exists a conflict or inconsistency between the terms of this Stipulation and the terms of any exhibit to be attached hereto, the terms of this Stipulation shall prevail.

     41. This Stipulation may be executed in one or more counterparts. All executed counterparts and each of them shall be deemed to be one and the same instrument provided that counsel for the parties to this Stipulation shall exchange among themselves original signed counterparts.

     42. The parties hereto and their respective counsel of record agree that they will use their best efforts to obtain all necessary approvals of the Court required by this Stipulation.

     43. Each counsel signing this Stipulation represents that such counsel has authority to sign this Stipulation on behalf of his clients.

     44. Lead Plaintiff and Lead Counsel represent, acknowledge and agree that none of the claims or causes of action asserted by Lead Plaintiff in the Litigation have been assigned or in any manner transferred, in whole or in part, by Lead Plaintiff. Lead Plaintiff makes this representation solely on behalf of itself and not on behalf of any other Settlement Class Member.

     45. Nothing in this Stipulation or the Settlement, or the negotiations relating thereto, is intended to or shall be deemed to constitute a waiver of any applicable privilege or immunity, including, without limitation, attorney-client privilege, joint defense privilege, or work product immunity.

     46. Lead Counsel and Lead Plaintiff agree not to share their work product or experts with any other person or entity, or their attorneys or agents, unless required to do so by law or Court order entered subsequent to the Stipulation. Nothing in the Amended Case Management Order shall be construed to require Lead Plaintiff to share their work product or experts with any other party in the Litigation or the Individual Actions, or with Persons who request exclusion from the Settlement Class.

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     47. McKesson, HBOC and their counsel agree not to share their work product or experts with Bear Stearns or Arthur Andersen or their attorneys or agents for use in the Litigation, unless required to do so by law or Court order entered subsequent to the Stipulation.

     48. After the completion of the claims administration process, Lead Counsel and Lead Plaintiff, upon the reasonable request of McKesson, shall direct the Administrator to provide to McKesson, at McKesson’s expense and without disclosing the identities or any personal identifying information of the Claimants, such information regarding the distribution of the Net Settlement Fund as McKesson requires to determine the appropriate income tax treatment to McKesson of the Settlement.

     49. This Stipulation shall be binding upon and shall inure to the benefit of the successors and assigns of the parties hereto, including any and all Released Persons and any corporation, partnership, or other entity into or with which any party hereto may merge, consolidate or reorganize.

     50. Notices required by this Stipulation shall be submitted either by any form of overnight mail or in person to:

BERNSTEIN LITOWITZ BERGER	BARRACK, RODOS & BACINE
& GROSSMANN LLP	Leonard Barrack
Alan Schulman	M. Richard Komins
David Stickney	3300 Two Commerce Square
12544 High Bluff Drive, Suite 150	2001 Market Street
San Diego, CA 92130	Philadelphia, PA 19103

     LEAD COUNSEL FOR LEAD PLAINTIFF AND THE SETTLEMENT CLASS

SKADDEN, ARPS, SLATE	SKADDEN, ARPS, SLATE
MEAGHER & FLOM LLP	MEAGHER & FLOM LLP
James E. Lyons	Jonathan J. Lerner
Timothy A. Miller	Four Times Square
Four Embarcadero Center, Suite 3800	New York, NY 10036
San Francisco, CA 94111

     COUNSEL FOR DEFENDANTS McKESSON AND HBOC

     51. Any action based on this Stipulation or to enforce any of its terms shall be venued in the United States District Court for the Northern District of California, which shall retain jurisdiction over all such disputes. All parties to this Stipulation shall be subject to the

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PLAINTIFF AND DEFENDANTS McKESSON HBOC, INC. AND HBO & CO.
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jurisdiction of the United States District Court for the Northern District of California for all purposes related to this Litigation and this Stipulation.

     52. This Stipulation and the Settlement contemplated herein shall be governed by and construed in accordance with the laws of the State of California, without regard to that State’s rules regarding conflict of laws, to the extent that federal law does not apply.

Dated: January ___, 2005	Respectfully submitted,

BERNSTEIN LITOWITZ BERGER & GROSSMANN LLP

ALAN SCHULMAN
ROBERT S. GANS
DAVID R. STICKNEY
TIMOTHY A. DeLANGE
12544 High Bluff Drive, Suite 150
San Diego, CA 92130
	Tel:	(858) 793-0070
	Fax:	(858) 793-0323 -and-

MAX W. BERGER
ROCHELLE FEDER HANSEN
1285 Avenue of the Americas
New York, NY 10019
	Tel:	(212) 554-1400
	Fax:	(212) 554-1444

STIPULATION AND AGREEMENT OF SETTLEMENT BETWEEN LEAD
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Dated: January ___, 2005	BARRACK, RODOS & BACINE

LEONARD BARRACK
GERALD J. RODOS
M. RICHARD KOMINS
JEFFREY A. BARRACK
3300 Two Commerce Square
2001 Market Street
Philadelphia, PA 19103
	Tel:	(215) 963-0600
	Fax:	(215) 963-0838 -and-

STEPHEN R. BASSER
402 West Broadway, Suite 850
San Diego, CA 92101
	Tel:	(619) 230-0800
	Fax:	(619) 230-1874

Attorneys for Lead Plaintiff The New York State Common Retirement Fund and Co-Lead Counsel for the Class

Dated: January ____, 2005	SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP

JAMES E. LYONS
TIMOTHY A. MILLER
4 Embarcadero Center, Suite 3800
San Francisco, CA 94111-4144
	Tel:	(415) 984-6400
	Fax:	(415) 984-2698 -and-

JONATHAN J. LERNER Four Times Square New York, NY 10036 (212) 735-3000

Attorneys for Defendants McKesson Corporation, formerly known as McKesson HBOC, Inc., and McKesson Information Solutions LLC, formerly known as HBO & Company

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Schedule A

1.	Adler v. McKesson HBOC, Inc., Case No. 99-C-7980-3 (Georgia Sup. Ct. Gwinnett Judicial Circuit)

2.	American Healthcare Fund II, L.P., et al. v. HBO & Co., et al., Case No. 99-001762 (D. Colo.)

3.	Ash v. Charles MacCall, et al., Case No. 17132-NC (Delaware Chancery Ct.)

4.	Baker v. McKesson HBOC, Inc., Case No. C-00-21010 RMW (N.D. Cal.)

5.	Bea v. McKesson HBOC, Inc., Case No. C-00-20072 RMW (N.D. Cal.)

6.	Caravetta, et al. v. McKesson HBOC, Inc., et al., Case No. 00C-04-214 WTQ (Delaware Sup. Ct. New Castle County)

7.	Carroll v. McKesson HBOC, Inc., et al., Case No. 17454 (Delaware Chancery Ct.)

8.	Cater v. McKesson Corp., Case No. C-00-20327 RMW (N.D. Cal.)

9.	Cohen v. McCall, et al., Case No. C-99-20916 RMW (N.D. Cal.)

10.	Curran Partners, L.P. v. McKesson HBOC, Inc., Case No. 00 VS 010801H (Georgia Sup. Ct. Fulton County)

11.	Derdiger v. Tallman, et al., Case No. 17276-NC (Delaware Chancery Ct.)

12.	Drake v. McKesson Corp., et al., Case No. 01 VS 026303A (Georgia Sup. Ct. Fulton County)

13.	Gilbert v. McKesson Corp., Case No. 02 VS 032502C (Georgia Sup. Ct. Fulton County)

14.	Grant, et al. v. McKesson HBOC, Inc., Case No. 99-03970 (Pennsylvania Court of Common Pleas, Chester County)

15.	Green and HTG Corp. v. McKesson, Inc., et al., Case No. 02-CV-48407 (Georgia Sup. Ct. Fulton County)

16.	Hall Family Investments, L.P. v. McKesson, Inc., et al., Case No. 02-CV-48612 (Georgia Sup. Ct. Fulton County)

17.	Hess v. McKesson HBOC, Inc., Case No. C-01-20301 RMW (N.D. Cal.)

18.	In re McKesson HBOC, Inc. ERISA Litigation, Case No. C-00-20030 RMW (N.D. Cal.)

19.	Jacobs v. McKesson HBOC, Inc., Case No. C-99-21192 RMW (N.D. Cal.)

20.	Jacobs v. HBO&C, Inc., Case No. C-00-20974 RMW (N.D. Cal.)

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21.	Kelly, et al. v. McKesson HBOC, Inc., et al., Case No. 17282-NC (Delaware Chancery Ct.)

22.	Kelly, et al. v. McKesson HBOC, Inc., et al., Case No. 99C-09-265 WCC (Delaware Sup. Ct. New Castle County)

23.	Merrill Lynch Fundamental Growth Fund, Inc. v. McKesson HBOC, et al., Case No. CGC-02-405792 (Cal. Sup. Ct. S.F. County)

24.	Minnesota State Board of Investment v. McKesson HBOC, Inc., Case No. 311747 (Cal. Sup. Ct. S.F. County)

25.	Mitchell v. McCall, et al., Case No. 304415 (Cal. Sup. Ct. S.F. County)

26.	Moulton v. HBO&C, Case No. 98-13176-9 (Georgia Sup. Ct. DeKalb County)

27.	Pacha v. McKesson HBOC, Inc., Case No. C-01-20713 RMW (N.D. Cal.)

28.	Powell v. McKesson HBOC, Inc., et al., Case No. 00-CV27864 (Georgia Sup. Ct. Fulton County)

29.	Saito v. McKesson HBOC, Inc., Case No. 18553 (Delaware Chancery Ct.)

30.	State of Oregon By and Through the Oregon Public Employees’ Retirement Board v. McKesson HBOC, Inc., Case No. 307619 (Cal. Sup. Ct. S.F. County)

31.	State of Oregon By and Through the Oregon Public Employees’ Retirement Board v. Bear Stearns, et al., Case No. 320819 (Cal. Sup. Ct. S.F. County)

32.	Suffolk Partners Ltd. v. McKesson HBOC, Inc., Case No. 00 V 5010469A (Georgia Sup. Ct. Fulton County)

33.	Utah State Retirement Board, et al. v. McKesson HBOC, Inc., Case No. 311269 (Cal. Sup. Ct. S.F. County)

34.	Yurick, et al. v. McKesson HBOC, Inc., et al., Case No. 303857 (Cal. Sup. Ct. S.F. County)

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EXHIBITS A, B, C, D, E, and F

TO BE PROVIDED BY LEAD PLAINTIFF AS SOON
AS PRACTICABLE, BUT IN ANY EVENT NO LATER THAN
FEBRUARY 2, 2005, SUBJECT TO REVIEW BY MCKESSON
SOLELY FOR FACTUAL ACCURACY AND CONSISTENCY
WITH THE STIPULATION OF SETTLEMENT

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